                                                                 Exhibit 10.4.25

                           UNPROTECTED LEASE AGREEMENT

             Made in Yavne, Israel as of this 15th day of July, 2004
                                 BY AND BETWEEN:

Ormat Industries Ltd.
Public Company No. 52-003671-6
Of the Industrial Area of Yavne
(hereinafter:  "OIL")
                                                              OF THE FIRST PART;

                                      AND:

Ormat Systems Ltd.
Private Company No. 51-159723-9
Of the Industrial Area of Yavne
(hereinafter: "OSL")
                                                             OF THE SECOND PART;

WHEREAS       OIL leases from the Israeli Land Administration (hereinafter:
              "ILA") a 65,655 sqm of land in the Industrial Area of Yavneh, known as Block no. 5403 Plots 8 & 9 (in part), Block 4921 Plots D
              & 10 (in part) and Block no. 5170 Plot 107 (hereinafter: "THE REAL
              ESTATE"), under lease contracts expiring between 2018 through 2047
              (hereinafter: "THE LEASE CONTRACTS") and on which OIL's production and manufacturing facilities, headquarters, the technical school and other permanent constructions and fixtures used by OIL are located as well as the plot on which the Guest House is located at
              7 Brosh St., Yavne (hereinafter, together: "THE PLANT"); and

WHEREAS       OIL and OSL have agreed on the sale of certain assets and
              liabilities of OIL to OSL, including the activities of the Plant but excluding the Real Estate and the Plant, and for that purpose are entering, simultaneously with their entering into this
              Agreement, into a Purchase Agreement (hereinafter: "THE PURCHASE
              AGREEMENT"); and

WHEREAS       OSL wishes to lease the Real Estate and the Plant for the Term (as hereinafter defined), and OIL wishes to lease the Real Estate and the Plant to OSL for said period, provided, however that the terms of the Law for the Protection of Tenants [Consolidated Version],
              1972 and/or any other law which will replace it or add to it, will not apply to this Agreement and that OSL will not be protected by such laws;

                                      -2-

       THEREFORE, IN CONSIDERATION OF THE FOREGOING, THE PARTIES, INTENDING
       TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

  1.   DEFINITIONS

       In this Agreement, except where the context otherwise requires, the following terms shall have the meaning ascribed to them hereunder:

1.1            "THE LEASED PROPERTY" - the Real Estate and the Plant, depicted in blue and red respectively in the drawing attached as EXHIBIT A to this
       Agreement. For the removal of doubt, the Leased Property will include any permanent constructions and fixtures located in the Real Property, which may not under Israeli law be sold apart from the Real Estate, while it is the intention of the Parties that all detachable, removable and/or temporary fixtures and constructions will be sold to OSL under the
       Purchase Agreement.

1.2            "QUARTER" - any three-months-period beginning on January 1st,
       April 1st, July 1st or October 1st.

1.3            "BUSINESS DAY" - a day in which most of the five largest banks in
       Israel are open to transact business with the public.

1.4            "THE REPRESENTATIVE RATE OF EXCHANGE" - the representative rate of exchange of the USD published by the Bank of Israel, and if such rate will not be published, then any rate which will replace it and in the absence of such rate - the average of the two largest banks in Israel buy and sale rates for transfers of USD.

1.5            "ASSIGNMENT" - whether by way of assignment, conveyance,
       transfer, sale, sublet, lease, pledge, lien, or license, whether with or with no consideration.

1.6            "PERMITTED TRANSFEREE" - an entity Controlling, under the Control of, or under common Control with, the transferor.

1.7            "CONTROL" - the ability to direct the operations and activities of a corporation, except an ability stemming only from the fulfillment of a position of a director or another office in the corporation, and it is presumed that a person controls a corporation if the person holds half or more of the voting rights in the corporation, or half or more of the rights to nominate the directors of the corporation.

                                      -3-

  2.   LEASE AND TERM

2.1            Subject to the conditions specified herein, OIL hereby leases to
       OSL and OSL hereby leases from OIL, the Leased Property, for a period of
       4 years and 11 months, commencing on July 1st, 2004 (hereinafter: the
       "TERM"). If necessary, OIL will apply to the ILA for its consent to extend the Term to a period of up to a total of 25 years (less one day)
       and, should such approval be granted or if such an approval is not required, the Term will be extended accordingly. For the purpose of this
       Agreement, the Term shall include any extension thereof.

2.2            If required, the Parties will exert their best efforts to
       register the Lease with the Land Registry Office and will do so with respect to any other registry where such registration is deemed necessary or beneficial by the Parties.

2.3            Possession of the Leased Property will be granted to OSL
       effective as of July 1st, 2004 (hereinafter: the "EFFECTIVE DATE").

2.4            Should OIL's Lease Contracts, or part thereof, be terminated and/or not be renewed, then the Term with respect to the relevant plot, will terminate, and the provisions of section 12.3 hereunder will apply, accordingly. The parties agree that other than for gross negligence, willful misconduct, or a breach by OIL of its Lease Contracts, OIL shall not be liable to OSL for damage and/or loss which results from the termination of the Lease by the ILA or the denial of any extension by the
       ILA.

  3.   USE OF THE LEASED PROPERTY

3.1            OIL hereby leases the Leased Property to OSL for the purpose of operating the Plant and/or any other type of legal activity.

3.2            OSL declares that it is familiar with, and has seen and
       inspected, the Leased Property, its surroundings and the regulatory framework applicable to the Leased Property (including the plans ("taba")
       and the designation of the Leased Property thereunder) and has found the
       Leased Property and its surroundings to be in good and proper condition, and the Leased Property and the regulatory framework suitable for its purposes and needs. Subject to OIL's complying with its obligations hereunder, OSL hereby waives any claim of defect or unsuitability regarding the Leased Property, and any other claim of any kind regarding the Leased Property or this Agreement.

                                      -4-

3.3            The Plant and/or any other business will be operated by OSL in the Leased Property at its sole cost. Beginning on the Effective Date,
       OSL will be solely responsible for obtaining any licenses, permits and authorizations necessary for the use and operation of its business in the
       Leased Property. Notwithstanding the above, if required, OIL will assist
       OSL in obtaining any such authorizations, provided OSL will reimburse OIL for any expenses incurred by it in connection therewith. For the removal of doubt, failure to obtain the necessary authorizations or their termination, shall not grant OSL the right to terminate this Agreement or the lease hereunder, prior to the termination of the Lease Period.

  4.   OWNERSHIP OF LEASED PROPERTY

       OIL hereby declares and warrants that it is the sole legal lessor and holder of the Leased Property and that it is legally entitled to lease the Leased Property pursuant to the terms and conditions of this
       Agreement.

  5.   RENT

5.1            In consideration for the lease of the Leased Property, OSL will pay OIL a monthly rent of USD52,250 (hereinafter: "THE RENT"), together with VAT as stated in clause 5.5 hereunder. The Rent will be paid every
       Quarter in advance, on the first Business Day of such Quarter, with the
       Rent for the period commencing on the Effective Date to be paid on the date of signing of this Agreement.

5.2            The Rent will be adjusted every year, beginning on January 1st,
       2005, by the same rate of increase of the Israeli Consumer Price Index
       ("CPI") during the previous calendar year. In any event, the Rent with respect to each year during the Term and any extension thereof shall not be lower than the Rent paid during the previous year.

5.3            At OSL's choice, Rent will be paid either in USD or in NIS. If
       Rent is paid in NIS, it will be paid according to the Representative Rate of Exchange most recently published by the Bank of Israel prior to the time of payment.

5.4            Payment of Rent will be effected in cash by wire transfer of immediately available funds to an account designated by OIL, in writing, or by check, or in any other manner approved by the Parties' CEOs.

                                      -5-

5.5            Value Added Tax, at the appropriate rate, shall be paid by OSL with respect to any Rent payment, and in the same manner and on the same date such payment is made, against issuance of a VAT invoice by OIL.

  6.   TAXES AND OTHER PAYMENTS IMPOSED ON OSL

6.1            OSL shall pay during the Term any tax, levy, charge or other compulsory payments, whether state or municipal and of any kind, imposed on the date hereof and/or in the future, on the lessee and/or occupant and/or possessor of the Leased Property, and/or applicable on the business or operations of OSL in the Leased Property, including municipal tax ("arnona"), business tax, licenses fees etc., but excluding payments which pursuant to this Agreement are the liability of OIL.

6.2            OSL will pay all the required payments relating to the operation of the Leased Property, including electricity, water, gas, telephone
       (including faxes) etc. OIL may demand OSL to register itself during the
       Term as the debtor of such payments with the appropriate entities, and
       OSL will do so. Upon the termination of the Lease Agreement, OIL (or whomever it may order) will be re-registered as the debtor.

6.3            OSL will timely and fully remit all taxes and other payments imposed on it as aforesaid. Notwithstanding the above, in any event of late payment, OSL will bear any interest (including arrears interest), linkage differences, fines and other costs imposed in connection with such late payment.

6.4            Within reasonable time of OIL's demand, OSL will provide it with all the receipts or other certifications proving its full and timely compliance with its payment obligations under this clause. OIL will be entitled, but not obligated, to pay any such payment which has been due for over 60 Business Day and has not been paid by OSL at the time OIL remits such payment, and in such event OSL will reimburse OIL for its expenses, immediately upon OIL's demand, together with interest (as set forth in clause 14.1 hereunder).

                                      -6-

  7.   TAXES AND OTHER PAYMENTS IMPOSED ON OIL

       OSL shall indemnify OIL, immediately upon OIL's demand, for any taxes, levies or charges imposed upon OIL, including any payments to the ILA, in connection with Leased Property and/or the Rent, but excluding any income taxes or other taxes imposed by reference to revenues of OIL or earnings of OIL derived from the Rent.

  8.   INAPPLICABILITY OF TENANCY PROTECTION LAWS

       OSL hereby declares, warrants and certifies that:

8.1            The Tenant Protection Law [Consolidated Version], 1972
       (hereinafter: "THE TENANT LAW") does not apply to the lease under this
       Agreement.

8.2            This Agreement, the lease hereunder, OSL, and the Leased Property are not and will not be protected under the provisions of the Tenant Law nor under any other law that may amend or add to or replace the Tenant
       Law, nor under any other law that now grants or in any time in the future will grant tenants or tenancies protection similar to those mentioned in the Tenant Law. Any such laws, or any regulation, directive or legislation that has been or will be passed or promulgated in the future under such laws, shall not apply to OSL, the Leased Property, this
       Agreement or the lease hereunder.

8.3            OSL has not paid, nor has it been required to pay or undertook to pay OIL any amount whatsoever, directly or indirectly, whether in money or its equivalent, with respect to "key monies" for the lease. OSL hereby warrants and declares that any repair and/or change executed in the
       Leased Property, if at all, will be executed in the course of ongoing maintenance of the Leased Property and shall not constitute fundamental changes in the Leased Property. Hence, upon surrender of the Leased
       Property, OSL shall not be entitled to claim or receive any amount or benefit with respect to key monies or goodwill.

  9    OSL'S UNDERTAKINGS

9.1            OSL will fully and timely comply with all laws, regulations, directives and other legislation, as well as any licenses, permits and authorizations issued by the authorities or required by them, applicable to the maintenance and operation of the Leased Property, its use and the activities taking place therein.

                                      -7-

  9.2          OSL will look after the intactness of the Leased Property, will operate its business only within the boundaries of the Leased Property and will not cause or allow its employees, managers, invitees, customers or any one on its behalf to cause any hazard, nuisance, trespassing, noise, shocks, filth, smoke or other unpleasantness to the users of the
       Leased Property and/or its surroundings, which is unreasonable considering the character of the Leased Property and the character of its surroundings.

  9.3            OSL will use the Leased Property in a reasonable and careful manner. Without derogating from the generality of the above, OSL:

9.3.1          Will keep the Leased Property in a good and proper shape, except for reasonable wear and tear.

9.3.2          Will keep the Leased Property clean.

9.3.3          Will use the Leased Property for legal activities.

9.3.4          Will not act in a manner causing harm to the Leased Property.

9.3.5          Will inform OIL of any defect, damage or loss caused to the
       Leased Property, immediately upon their occurring.

9.3.6          Will without delay repair, at its own expense, any loss or damage caused to the Leased Property. Should OSL fail to do so within 10
       Business Days of the occurance of such loss or damage, OIL may (but will not be obligated to) execute such repair works, at OSL's expense, and OSL will reimburse OIL for any out of pocket expenses borne by it with respect thereto immediately upon OIL's demand. The expenses will bear interest, as set forth in clause 14.1 hereunder.

  9.4          OSL shall obtain and maintain, at its own cost and
       responsibility, with financially and professionally reputable insurers, the insurance policies detailed in EXHIBIT B to this Agreement, which will cover the Leased Property and its contents at their full value. Both
       OIL and OSL shall be named as beneficiaries of such insurance policies.
       OSL will keep its insurance policies in full force and effect throughout the Lease period and will pay the premiums in full and in a timely manner. Upon OIL's demand, OSL will present it with proof of its compliance with this undertaking. Should OSL fail to obtain or maintain insurance policies as aforesaid, OIL may do so

                                      -8-

       at OSL's expense, and OSL shall indemnify OIL, upon its demand, for all its expenses in connection therewith. In any event of damage, OSL shall take reasonable measures to activate the policies and will use any monies received in connection with such policies only to repair, with no delay, the damage covered.

  10.  OSL INDEMNIFICATION UNDERTAKINGS

10.1           In addition to any liability imposed on OSL under law, OSL will repair, at its expense, any damage or loss which results from defective construction of the Plant. Such repair works will be executed by OSL within reasonable time of being notified by OIL of the damage or loss.
       Should OSL fail to execute any such repair works within 10 Business Days of being notified of the damage or loss, OIL may notify OSL of its intent to repair the damage or loss, and in the absence of action on the part of
       OSL within 5 Business Days, OIL may (but will not be obligated to) repair any such damage or loss at OSL's expense. OSL will reimburse OIL for any out-of-pocket expenses borne by it with respect thereto immediately upon
       OIL's demand. The expenses will bear interest as set forth in clause 14.1 hereunder.

10.2           Notwithstanding the above, and in addition to any liability imposed on OSL under law as possessor and/or occupant and/or lessee of the Leased Property, OSL will be solely responsible for any damages of any type or kind caused to the Leased Property and/or OIL and/or a third party present in the Leased Property (including bodily injury or damages to property), as a result of OSL's negligent acts or omissions, including the negligent acts or omissions of its employees, invitees or any other person or entity acting on behalf of OSL. OSL hereby releases OIL from any liabilities under any law to indemnify and/or compensate and/or be liable to such damage. OSL will indemnify OIL, immediately upon its demand, for any loss or expenses (including legal expenses) it paid as a result of OSL's negligence, including loss or expenses incurred by as a result of any demand, motion or law suit derived, directly or indirectly, from OSL's said negligence.

  11.  MODIFICATIONS AND ALTERATIONS

11.1           Subject to clause 11.4 hereunder, OSL will not build or construct on or otherwise develop, modify, alter or effect a change in the Leased
       Property (hereinafter: "A CHANGE") without the advance written consent of
       OIL, which will not be unreasonably withheld.

                                      -9-

11.2           In case of any request or requirement for a Change by OSL, OSL will provide OIL in writing all the information regarding the requested
       Change, including all information reasonably required by OIL.

11.3           If OIL authorizes a Change, OSL will be permitted to execute such
       Change, provided it corresponds to the authorization and all other reasonable limitations or restrictions imposed by OIL.

11.4           Notwithstanding the provisions of clause 11.1 above, OSL shall be entitled to remodel, redecorate, refurbish and make improvements and replacements (hereinafter: "IMPROVEMENTS") to the interior structure of the Plant as OSL may deem desirable. OIL will have no objection to the same, provided that none of the Improvements will have any permanent effect whatsoever on the structure or construction of the Plant.

11.5           OSL will bear the responsibility and all costs and expenses involved in executing the Change or Improvement, and the maintenance thereof, and will not be entitled to any compensation, consideration or indemnification for such Change or Improvement, whether upon its execution or any time thereafter, including at the termination of this
       Agreement. Neither will OSL be entitled to any reduction in the Rent on account of such Change or Improvement. For the removal of doubt, OSL alone will be responsible to obtain any necessary approvals or authorizations for the execution of the Change or Improvement.

11.6           Any Change or Improvement made will be considered an integral part of the Leased Property and deemed owned by OIL for all intents and purposes, and will accordingly be surrendered to OIL, together with the
       Leased Property, upon termination of this Agreement (for no consideration). Provided however, that subject to clause 13 hereunder, said provision will not apply to equipment and furniture belonging to OSL
       (including phones and computer systems) which are not permanently attached to the Leased Property and whose detachment will not have a permanent effect on the construction or structure of the Plant.

               Notwithstanding the above, OIL shall be entitled at the end of the Term or upon the termination of this Agreement, to demand that OSL remove any Change or Improvement and return the Leased
               Property to its previous condition, at OSL's expense and OSL will do so, within a

                                      -10-

               reasonable time after being so demanded. If OSL fails to do so within 30 Business Days of receipt of such a demand, OIL may return the Leased Property to its previous condition, at OSL's expense, and OSL will reimburse OIL for all its expenses in connection therewith, together with interest as set forth in clause 14.1 hereunder, immediately upon OIL's demand.

  12.  CEASING OF OPERATION AND TERMINATION

12.1           OSL may cease its activities in the Leased Property at any time during the Term, provided however, it continues to fully comply with it obligations under this Agreement.

12.2           OIL will have the right to terminate this Agreement upon the occurrence of any one of the followings: (i) the dissolution or winding up of OSL (ii) an appointment of a special manager, trustee or receiver, over OSL or its material assets, if such appointment is not cancelled within 90 days (iii) a breach by OSL of any of its payment obligations to
       OIL under this Agreement which is not remedied within 30 days after being notified in writing of the breach by OIL, or a breach of OSL of any of its other undertakings under this Agreement which is not remedied within
       90 days after being notified in writing of the breach by OIL.

12.3           Upon OIL request and at OIL's sole discretion, the area of the
       Leased Property shall be reduced in order to accommodate the needs of
       OIL; provided, however, that any such reduction does not have an adverse affect on the operation of the business of OSL in the Leased Property. If
       OIL exercises its aforesaid right, the Rent and all OSL's liabilities with respect to the Leased Property shall be adjusted proportionately to such reduction.

13.    SURRENDER OF THE LEASED PROPERTY

13.1           OSL undertakes upon expiration or termination of the Agreement to restore possession of the Leased Property to OIL free of any property, equipment and fixtures not belonging to OIL (subject to clause 11 above).
       The Leased Property will be in as good, clean, orderly, and proper condition as on the date of this Agreement, except for ordinary wear and tear resulting from ordinary and reasonable use of the Leased Property in accordance with the purpose of the lease.

                                      -11-

               Should OSL fail to comply with its obligation, it will reimburse
               OIL all the expenses incurred by it in the course of restoring the Leased Property to such condition.

  13.2         Should OSL fail to vacate as aforesaid the Leased Property at the time set forth above,

13.2.1         OSL shall be obligated to pay OIL liquidated damages of USD 3,000 for each day of delay in vacating the Leased Property. Such penalty will not be considered as Rent payment and will not create any lessor-lessee relationship between OIL and OSL.

13.2.2         Upon a 7 days prior written notice, OIL may vacate the Leased
         Property at OSL's expense, and transfer and store any equipment and furniture belonging to OSL, all at OSL's expense. OIL shall not be liable to any damage to OSL or the Leased Property or the equipment or furniture vacated, caused in connection with such actions on its part, except damage caused willfully or negligently.

               All this, without derogating from any other remedies OIL may be entitled to under this Agreement or under law.

  14.  ARREARS INTEREST

14.1           Any payment imposed on a Party under this Agreement for the benefit of the other Party, which was not remitted by it on the date due for payment, shall bear interest at the rate of Prime plus 5% per annum, for the period during which such payment remained unpaid.

14.2           The right to receive or the payment of arrears interest will not impair OIL's right to receive, in addition to such payment, any other or additional remedy OIL may be entitled to under this Agreement or under law for such delay in payment, and will not constitute any waiver by OIL of its right to such remedies.

  15.    MISCELLANEOUS

15.1           Each of the Parties hereby declares and confirms, that all actions and resolutions necessary in order to give effect to its entering into this Agreement, have

                                      -12-

         been taken, and that there is no restriction and/or limitation and/or hindrance on its signing this Agreement, and such signature and/or the execution of this Agreement by it shall not constitute a breach by it of any applicable contract and/or law and/or its documents of incorporation.

15.2           Each party will cooperate with the other party, in good faith, and exert its best efforts in order to assist the other party in achieving the purposes of this Agreement and complying with the other party's undertakings hereunder.

15.3           Monetary obligations owed by the Parties hereto to one another, which have become due, may be offset by a written notice provided by the offsetting Party to the other Party.

15.4           Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by OSL without the prior written consent of OIL. Provided however, such assignment may be made to a
         Permitted Transferee, without OIL's consent. OIL may, at any time and at its full discretion, assign this Agreement or any of its rights or obligations hereunder, as well as sell, transfer, pledge or otherwise assign its rights (in whole or in part) in the Leased Property or any part thereof, without obtaining OSL's consent, provided however, OSL's rights pursuant to this Agreement will not be impaired. OIL will notify
         OSL of such act within reasonable time after its being carried out. OSL will then comply with all its obligations pursuant to this Agreement to any such transferee of OIL. Any assignment maybe subject to the prior consent of the ILA, which the assigning party shall be responsible to obtain.

               In any event, the transferee (whether of OSL or of OIL), will sign this Agreement with the remaining Party, or will otherwise affirm its assumption of the transferor's obligations and
               undertakings under this Agreement in a manner satisfactory to the remaining Party.

               Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their
               respective successors and assignees with no other person having any right, benefit or obligation hereunder.

15.5           Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered by telecopy or other facsimile (with acknowledged

                                      -13-

          receipt), delivered personally or mailed by certified or registered mail, postage prepaid (and by airmail if sent internationally), return receipt requested or by internationally recognized courier (such as
          Federal Express or DHL) (such mailed or couriered notice to be effective on the date such receipt is acknowledged or refused), as follows:

               If to OSL, addressed to:
               Ormat Systems Ltd.
               Yavne Industrial Area
               Attn.: President
               Fax: 08-9439901

               If to OIL, addressed to:
               Ormat Industries Ltd.
               Yavne Industrial Area
               Attn: CEO
               Fax: 08-9439901

               or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

15.6           Choice of Law; Venue. This Agreement shall be construed,
         interpreted and the rights of the parties determined in accordance with the laws of the State of Israel. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the competent courts of Tel-Aviv-Jaffa over all matters arising in connection with this Agreement.

15.7           Entire Agreement; Amendments and Waivers. This Agreement,
         together with all exhibits and schedules hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to such subject matter. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                                      -14-

15.8           Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.9           Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such provision or provisions shall be judicially reformed consistent with the parties' intentions so as to be valid, legal and enforceable to the maximum extent possible and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

15.10          Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this
         Agreement.

                            [Signature Page Follows]

                                      -15-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective duly authorized officers, in multiple originals, all as of the day and year first above written.

----------------------------------------  ------------------------------------
Ormat Industries Ltd.                     Ormat System Ltd.

By: /s/ Lucien Y. Bronicki                By: /s/ Etty Rosner
    ------------------------------            ---------------------------
    Lucien Y. Bronicki                        Etty Rosner
    Chairman of the Board                     V.P. Contract Administrator

                                      -16-

                                    EXHIBIT A
                                    ---------
                                    [drawing]

                                      -17-

                                    EXHIBIT B
                                    ---------

-      Employers' Liability Insurance

-      Third Party Liability Insurance

-      Property Insurance

-      Consequential Damage Insurance

-      Business Interruption Insurance

-      Comprehensive General Liability